UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☐

Filed by a party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TWO HARBORS INVESTMENT CORP.
(Name of Registrant as Specified In Its Charter)

UWM HOLDINGS CORPORATION

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by UWM Holdings Corporation
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Two Harbors Investment Corp.
Commission File No.: 001-34506

The following press release was issued by UWM Holdings Corporation on June 15, 2026:

UWMC Responds to TWO’s Mischaracterization of Discussions

TWO’s Self-Imposed, Arbitrary Restrictions on Both Process and Terms are a Ruse, and Impede Opportunities to Maximize Stockholder Value

TWO Board Should Finally Listen to Stockholders, Who Clearly Do Not Support CCM Transaction or Continued Adjournments
UWMC Stands Ready to Engage in Open, Good-Faith Discussions

PONTIAC, Mich. & NEW YORK June 15, 2026 — UWM Holdings Corporation (“UWMC” or the “Company”) (NYSE: UWMC), today responded to the letter from Two Harbors Investment Corp. (“Two Harbors” or “TWO”) (NYSE: TWO) to its stockholders mischaracterizing discussions between UWMC and TWO that have taken place over the last week, following TWO’s decision to adjourn the special meeting to vote on TWO’s proposed merger with CrossCountry Mortgage, LLC ("CrossCountry" or "CCM") for a third time.

The TWO Board is trying to create the impression of reasonableness while simultaneously inventing arbitrary and self-imposed restrictions that are a ruse and impede the opportunities to get the best result for their stockholders. The bottom line is: the TWO Board is only pretending to engage.

UWMC believes the TWO Board has mischaracterized the interactions between TWO and UWMC to try and convince stockholders that their only option is to accept the inferior CCM transaction, but stockholders deserve to know that this could not be further from the truth, including due to the following facts:

•The TWO Board created an arbitrary five-day limit on their ability to engage in discussions with UWMC, an intentionally unreasonable time period to finalize an agreement or a revised proposal based on an alternative structure.

•The TWO Board restricted who from UWMC could take part in negotiations, "summoned" our CEO to New York on short notice and declined an open invitation to come to Michigan.

•TWO refused to provide updated financial information upon which UWMC could prepare a revised proposal. Instead, TWO questioned whether the parties were under NDA and indicated it would only provide updated financials if UWMC submitted a revised written proposal.
•UWMC offered multiple alternative consideration structures to address TWO’s concerns, including adjustments to the default election to cash or providing a “higher of cash or stock” consideration for the stockholders whom TWO is concerned will not make an affirmative selection.

•The TWO Board categorically ruled out any form of stock as part of the merger consideration, even though it is an added and optional bonus to stockholders, irrespective of the total value to be conveyed and regardless of stockholders’ already agreed and unfettered ability to make an election to receive cash. Even under UWMC’s current proposal (before any modifications) all TWO stockholders would receive at the closing the stock consideration which may appreciate significantly between now and then (thus a free "call option") or, if closer to closing they so elect, cash at $12.50 per share, thus also a valuable put option in itself.

•The existence of such optionality provides more value, not less, as the TWO Board and its financial advisors should know. The only group that would not receive that optionality with respect to their benefits package is TWO management; this is the only logical explanation for their unwillingness to accept any stock consideration whatsoever or truly engage and declare our offer “potentially superior.”

•Even after three delays of the special meeting, TWO’s Board refuses to listen to TWO’s stockholders, who have rejected the CCM deal and the adjournments three times already.

Despite our significant concerns, UWMC remains committed to pursuing a transaction with TWO and is ready to engage in open, unrestricted, good faith discussions, provided the TWO Board acts solely to achieve the best result for its stockholders. UWMC is also prepared to continue discussing enhancements to its proposed terms, including alternatives around the default election mechanism or other adjustments to the merger consideration that we suggested to TWO in our meeting and TWO flatly rejected upfront despite UWMC offering modifications to an already superior offer.

To be clear, our goal is to reach a transaction that is best for UWMC and for TWO stockholders, and we have been investing considerable time and resources over the last several months in this effort. If TWO will engage in true good faith discussions, there is no reason we cannot reach an agreement quickly.

Make no mistake: the TWO Board knows how to conclude that a proposal would be reasonably expected to result in a superior proposal and how to truly engage – they did it previously while under contract with UWMC. Why can’t the TWO Board follow the same process now and commence a true process with us?

The only way for the TWO stockholders to cause their Board to do the right thing and achieve higher value for them is to continue to keep the pressure on their Board and vote AGAINST the CCM deal on June 23. We encourage all TWO stockholders to vote AGAINST the transaction on UWMC’s BLUE proxy card to reject the flawed and value-minimizing process of the TWO Board.

How to Vote

UWMC reaffirms its recommendation that TWO stockholders should vote AGAINST the proposed CCM transaction on UWMC’s BLUE proxy card and urge the TWO Board to engage with UWMC as its best path to maximize value for TWO stockholders.

UWMC encourages all TWO stockholders to review its definitive proxy statement on file with the SEC for more detail about why voting AGAINST the CCM transaction helps maximize value for stockholders.

We urge all TWO stockholders to VOTE AGAINST Two Harbors’ CCM Merger Proposal, AGAINST the Non-Binding Compensation Advisory Proposal and AGAINST the Adjournment Proposal according to the instructions on UWMC’s BLUE Proxy Card today to preserve the opportunity to achieve greater value by engaging with UWMC’s superior proposal.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitor, Okapi Partners, by calling (844) 343-2621 (Toll Free for stockholders) or (212) 297-0720 (For Banks and Brokers), or by email at info@okapipartners.com.

VOTE AGAINST THE PROPOSED CCM MERGER ON THE BLUE PROXY CARD TODAY!

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN!

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for 11 consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations and beliefs related to (i) the timing of the completion of any proposed transaction; (ii) the ability of the parties to complete any proposed transaction; and (iii) the benefits of a proposed transaction. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; (ii) the ability of the parties to satisfy the conditions to any proposed transaction, including obtaining stockholder approval and regulatory approval, on a timely basis or at all; (iii) the ability to obtain synergies and benefits of any proposed transaction; (iv) UWM’s ability to successfully implement strategic decisions and product launches; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (vi) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vii) UWM’s ability to sell loans in the secondary market; (viii) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (ix) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (x) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (xi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (xii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xiii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xiv) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xv) UWM’s ability to continue to attract and retain its broker relationships; (xvi) UWM’s ability to implement technological innovation, such as AI in our operations; (xvii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xviii) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xix) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xx) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”) including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

This communication relates to a proposal that UWMC has made to the Two Harbors Board for a business combination transaction with Two Harbors. In furtherance of this proposal and subject to future developments, UWMC filed a definitive proxy statement on Schedule 14A on May 14, 2026 (the “Proxy Statement”) with the SEC in order to solicit proxies against the Proposed CCM Merger and other proposals to be voted on by TWO stockholders at the special meeting of TWO stockholders to be held to approve the Proposed CCM Merger. UWMC may file amendments or supplements to the Proxy Statement and one or more registration statements, proxy statements, tender or exchange offers or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer document, prospectus or other document UWMC and/or Two Harbors may file with the SEC in connection with a proposed transaction.

INVESTORS AND SECURITYHOLDERS OF UWMC AND TWO HARBORS ARE URGED TO READ THE PROXY STATEMENT, ANY ADDITIONAL MATERIALS UWMC MAY FILE WITH RESPECT TO THE BUSINESS COMBINATION TRANSACTION, INCLUDING ANY REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER DOCUMENT, PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UWMC, TWO HARBORS, A PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders of UWMC and Two Harbors will be able to obtain copies of these documents if and when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about UWMC and Two Harbors, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by UWMC will be available free of charge under the SEC Filings heading of the Investor Relations section of UWMC’s website at https://investors.uwm.com.

Participants in the Solicitation

UWMC and its respective directors and executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies from Two Harbors stockholders in respect of a solicitation and proposed transaction under the rules of the SEC. Information regarding UWMC’s directors and executive officers is available in UWMC’s Annual Report on Form 10-K for the year ended December 31, 2025, and UWMC’s proxy statement, dated April 24, 2026, for its 2026 annual meeting of stockholders (the “UWMC 2026 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWMC 2026 Proxy. Any changes in the holdings of UWMC’s securities by UWMC’s directors or executive officers from the amounts described in the UWMC 2026 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWMC 2026 Proxy and are available at the SEC’s website at www.sec.gov.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT
BLAKE KOLO
InvestorRelations@uwm.com

Bruce Goldfarb/Chuck Garske/Jeremy Provost
Okapi Partners
212-297-0720
info@okapipartners.com

MEDIA CONTACT
NICOLE ROBERTS
Media@uwm.com

Paul Caminiti/Hugh Burns/Nicholas Leasure
Reevemark
212-433-4600
UWM-Team@Reevemark.com